Exhibit 23.2

Consent of Independent Registered
Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 18, 2005 (except for Notes 15 and 6d which are as of October 20, 2005) in the Registration Statement (Form SB-2) and the related Prospectus of MIV Therapeutics, Inc. and subsidiaries (the "Company") for the registration of up to 38,654,000 shares of the Company's common stock.

Vancouver, Canada July 13, 2007	/s/ "ERNST & YOUNG LLP" Chartered Accountants